Exhibit (l)

                         SIDLEY AUSTIN BROWN & WOOD LLP

    CHICAGO                    787 SEVENTH AVENUE                   BEIJING
     -----                  NEW YORK, NEW YORK 10019                 -----
    DALLAS                  TELEPHONE 212 839 5300                  GENEVA
     -----                   FACSIMILE 212 839 5599                  -----
  LOS ANGELES                    www.sidley.com                    HONG KONG
     -----                                                           -----
 SAN FRANCISCO                    FOUNDED 1866                      LONDON
     -----                                                           -----
WASHINGTON, D.C.                                                   SHANGHAI
                                                                     -----
                                                                   SINGAPORE
                                                                     -----
                                                                     TOKYO

                                                                    May 19, 2003

Preferred Income Strategies Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Dear Sirs:

      This opinion is being furnished in connection with the registration by Preferred Income Strategies Fund, Inc., a Maryland corporation (the "Fund"), of 2,800 shares of Auction Market Preferred Stock, Series M7; 2,800 shares of Auction Market Preferred Stock, Series T7; 2,800 shares of Auction Market Preferred Stock, Series W7; 2,800 shares of Auction Market Preferred Stock, Series TH7; 2,800 shares of Auction Market Preferred Stock, Series F7; 4,000 shares of Auction Market Preferred Stock, Series W28; and 4,000 Shares of Auction Market Preferred Stock, Series TH28, each with a par value $0.10 per share, (the "Shares"), under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Fund's registration statement on Form N-2, as amended (the "Registration Statement"), under the Securities Act. The Shares will be issued pursuant to the Articles Supplementary (the "Articles Supplementary") to be filed with the State Department of Assessments and Taxation of Maryland.

      As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares. In addition, we have examined and are familiar with the Charter of the Fund, the By-Laws of the Fund, and such other documents as we have deemed relevant to the matters referred to in this opinion.

      Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement, will be legally issued, fully paid and non-assessable shares of preferred stock of the Fund.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                          Very truly yours,

                                          /s/ Sidley Austin Brown & Wood LLP


                                       2